Exhibit 2: Segment Information - First Quarter 2007

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Pisco		Others
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	67,597	61,675	19,505	15,475	44,830	40,723	16,182	14,976	6,629	5,751	2,485	2,361
Other products	784	780	163	27	281	158	1,274	1,049	80	68	0	0
Total	68,381	62,455	19,668	15,501	45,110	40,881	17,456	16,025	6,708	5,819	2,485	2,361
% change	9.5%		26.9%		10.3%		8.9%		15.3%		5.2%

Cost of sales	(23,674)	(20,852)	(9,051)	(6,878)	(20,786)	(18,871)	(11,564)	(11,652)	(3,792)	(3,494)	(1,472)	(1,212)
% of sales	34.6%	33.4%	46.0%	44.4%	46.1%	46.2%	66.2%	72.7%	56.5%	60.0%	59.2%	51.3%

SG&A	(20,494)	(21,000)	(7,821)	(6,610)	(17,926)	(17,227)	(5,515)	(5,255)	(2,516)	(2,194)	(354)	(268)
% of sales	30.0%	33.6%	39.8%	42.6%	39.7%	42.1%	31.6%	32.8%	37.5%	37.7%	14.3%	11.3%

Operating profit	24,213	20,603	2,797	2,014	6,398	4,783	377	(882)	400	132	658	881
% change	17.5%		38.9%		33.8%		NM		203.5%		-25.3%
% of sales	35.4%	33.0%	14.2%	13.0%	14.2%	11.7%	2.2%	-5.5%	6.0%	2.3%	26.5%	37.3%

Depreciation	4,568	4,691	1,473	1,398	2,324	2,570	1,281	1,198	363	239	370	317
Amortization	5	1	39	45	-	1	93	93	6	4	-	0
EBITDA	28,785	25,295	4,309	3,457	8,722	7,353	1,751	409	770	374	1,029	1,199
% change	13.8%		24.7%		18.6%		327.9%		105.6%		-14.2%
% of sales	42.1%	40.5%	21.9%	22.3%	19.3%	18.0%	10.0%	2.6%	11.5%	6.4%	41.4%	50.8%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Pisco
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	1,450,241	1,370,091	763,645	673,007	1,512,295	1,411,957	190,547	171,964	39,526	35,425
% change	5.9%		13.5%		7.1%		10.8%		11.6%

					Soft Drinks		Chile - Domestic
					984,549	918,105	96,714	91,266
					7.2%		6.0%
					Nectars		Chile Bottled Exports
					154,199	117,583	84,163	74,331
					31.1%		13.2%
					Mineral Water
					373,547	376,269	Argentina
					-0.7%		9,670	6,367
							51.9%

* Volumes include exports of 47,962 HL (12,967 HL to Chile) and 18,410 HL (6,990 HL to Chile) in Q1'07 and Q1'06 respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 26.6 million and 24.9 million in Q1'07 and Q1'06, respectively.
*** Volumes do not include bulk volumes of 20,195 HL (13,025 HL from Chile exports and 7,170 HL from Argentina) and 17,360 HL (13,820 HL from Chile exports and 3,540 HL from Argentina ) in Q1'07 and Q1'06 respectively.
						Total		Total
Price (Ch$ / HL)	46,611	45,016	25,542	22,993	29,643	28,842	84,922	87,088	167,699	162,347
% change (real)	3.5%		11.1%		2.8%		-2.5%		3.3%

					Soft Drinks		Chile - Domestic
					29,170	28,383	53,861	61,694
					2.8%		-12.7%
					Nectars		Chile Bottled Exports
					42,369	42,917	116,875	116,635
					-1.3%		0.2%
					Mineral Water
					25,637	25,563	Argentina
					0.3%		117,482	106,152
							10.7%